Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147453, 333-146996, 333-146938, and 333-146345 on Form S-8 of our report dated February 25, 2008, relating to the financial statements and financial statement schedule of Metavante Technologies, Inc. appearing in the Annual Report on Form 10-K of Metavante Technologies, Inc. for the year ended December 31, 2007.

/S/ DELOITTE & TOUCHE LLP

Milwaukee, WI

February 25, 2008